Exhibit 10.38

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER

This FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated as of June 15, 2004, is by and among Option Care, Inc., a Delaware corporation (“Option Care”) and its domestic subsidiaries party hereto (collectively with Option Care, the “Borrowers”), JPMorgan Chase Bank and LaSalle Bank National Association, as Lenders (the “Lenders”) and JPMorgan Chase Bank, as administrative and collateral agent (the “Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, JPMorgan Chase Bank, LaSalle Bank National Association, Webster Bank and the Agent are parties to that certain Credit and Security Agreement, dated as of March 29, 2002 (as amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to an Assignment and Acceptance between JPMorgan Chase Bank and Webster Bank dated as of the date hereof (the “Webster Assignment”), JPMorgan Chase Bank is acquiring all right, title and interest of Webster Bank in and to the Loans and the Revolving Credit Commitment of Webster Bank;

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement to, among other things, reduce the aggregate amount of the Revolving Credit Commitments to $20,000,000;

WHEREAS, the Borrowers have informed the Agent that pursuant an Asset Purchase Agreement dated as of May 25, 2004, Option Care Enterprises, Inc. sold all of the assets used in the clinical trial business conducted by Clinical Resource Network, Inc. a Delaware corporation and subsidiary of Option Care Enterprises, Inc., (“Clinical Resource Network”), to ClinTec Pharmaceuticals Support Services, Inc. (such sale, the “Clinical Resource Sale”), in exchange for a Non-Recourse Note issued on May 25, 2004 by ClinTec Pharmaceutical Support Services, Inc. to Option Care Enterprises, Inc. in the original principal amount of $164,000 (such note, the “Clinical Resource Promissory Note”); and

WHEREAS, the Agent and the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Amendment, the Borrowers, the Lenders and the Agent hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

2.             Amendment to Definition of Applicable Commitment Fee Rate.  Effective as of June 1, 2004, the definition of Applicable Commitment Fee Rate set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Applicable Commitment Fee Rate” means a rate of interest per year equal to thirty-seven and one half (37.5) basis points.  Anything in this Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default, the Applicable Commitment Fee Rate shall equal forty-five (45) basis points.”

3.             Amendment to Definition of Fixed Charge Coverage Ratio.  The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) (i) EBITDA of the Borrowers and their Subsidiaries for the period of four Fiscal Quarters most recently ended prior to such date (determined on a consolidated basis without duplication in accordance with GAAP) minus (ii) the aggregate amount paid by the Borrowers and their Subsidiaries in cash in respect of the current portion of all income taxes for such period minus (iii) the aggregate amount of all Non-Financed Capital Expenditures of the Borrower and their Subsidiaries during such period, to (b) the sum for the Borrowers and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (i) the aggregate amount of Interest Expense for such period, (ii) the aggregate amount of regularly scheduled payments of principal in respect of Indebtedness for borrowed money (including the principal component of any payments in respect of Capital Lease Obligations) paid or required to be paid during such period, (iii) the aggregate amount of cash payments in respect of Earn Out Obligations paid or required to be paid during such period and (iv) the aggregate amount of cash dividends and distributions paid by the Borrowers and their Subsidiaries during such period; provided, however, that for the Fiscal Quarter ending September 30, 2003 and for any fiscal period thereafter which includes such Fiscal Quarter, the Borrowers shall be permitted to add to the numerator of such ratio an amount equal to the lesser of (x) the actual amount of non-cash losses resulting from accounts receivable reserves and/or write-offs recognized by the Borrowers during such Fiscal Quarter with respect to certain uncollectible receivables of the Borrowers and (y) $7,000,000.”

4.             Amendment to Definition of Letter of Credit Sublimit.  The definition of Letter of Credit Sublimit set forth in Section 1.01 is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“Letter of Credit Sublimit” means $2,500,000.”

5.             Amendment to Definition of Revolving Credit Commitments.  The definition of Revolving Credit Commitments is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Revolving Credit Commitments” means, the commitments of the Lenders to make Revolving Credit Loans to the Borrowers as in effect from time to time hereunder.  The aggregate amount of Revolving Credit Commitments shall initially equal $20,000,000 and may be reduced pursuant to § 2.10.”

6.             Amendment to Schedule 2.01(a).  The amended Schedule 2.01(a) attached hereto is hereby incorporated into the Credit Agreement as of the date hereof and each reference in the Credit Agreement to such Schedule shall be deemed to refer to such Schedule attached hereto on and after the date hereof.

7.             Amendment to Section 7.11.  Section 7.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 7.11       Field Audits.  The Borrowers will permit the Agent to conduct field audit examinations of, among other things, the Borrowers’ and their Subsidiaries’ assets, liabilities, books, records, billing and collection processes and management information systems once each Fiscal Year; provided that (i) in the event that the sum of (x) the average outstanding principal amount of all Loans plus (y) the average Letter of Credit Exposure exceeds $5,000,000 for a period of 30 consecutive days, the Agent shall thereafter have the right to conduct field audit examinations twice each Fiscal Year; and (ii) the Agent shall have the right to conduct field audit examinations at times and with such frequencies as the Agent deems appropriate upon the occurrence and during the continuance of a Default.  Each Lender shall have the right to participate, in a manner reasonably acceptable to such Lender, in such field audit examinations.  The Borrowers will reimburse the Agent for the expense of each field audit examination at the Agent’s standard per diem rate per person, plus out-of-pocket expenses.  In connection with such field audits, the Borrowers will permit the Agent to make test verifications of the Accounts with the Borrowers’ and their Subsidiaries’ customers.”

8.             Amendment to Section 8.04.  Section 8.04 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.04.        Dividends and Stock Repurchases.  Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrowers, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any Subsidiary to purchase or otherwise acquire for value any stock of the Borrowers or another Subsidiary, except that:  (a) Option Care may declare and deliver dividends and make distributions payable solely in common stock of Option Care; (b) so long as no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall be caused thereby, Option Care may declare and pay cash dividends and make cash distributions; provided that the aggregate cash paid by Option Care during any fiscal year in respect of dividends and distributions shall not exceed $2,500,000; (c) Option Care may purchase or otherwise acquire shares of its capital stock for cash from employees or directors in connection with the termination of their employment or affiliation with Option Care and pursuant to employee stock redemption plans; provided that the aggregate cash consideration paid by Option Care for all such shares does not exceed $500,000 during any fiscal year; and (d) Option Care may purchase, redeem or otherwise acquire shares of its capital stock from stockholders (collectively, “Share Repurchases”); provided that (i) the aggregate cash consideration paid by Option Care for all Share Repurchases after the Effective Date shall not exceed $8,000,000, (ii) notwithstanding anything set forth in Section 9.03 to the contrary, after giving effect to each Share Repurchase, the Borrowers shall have Collateral Availability of not less than $2,000,000 and (iii) after giving effect to each Share Repurchase, the Total Leverage Ratio of the Borrowers shall not exceed 2.25 to 1.00 on a proforma basis for the twelve months most recently ended.  In addition, if, as a result of any proposed Share Repurchase, the aggregate cash consideration paid by Option Care for all Share Repurchases after the Effective Date shall exceed either (x) $4,000,000 or (y) $6,500,000, the Borrowers shall deliver to the Agent not earlier than three (3) Banking Days prior to the consummation of such Share Repurchase, a certificate of the CFO of Option Care in form reasonably satisfactory to the Agent confirming compliance with the conditions set forth in clauses (ii) and (iii) of clause (d) of this Section 8.04.”

9.             Amendment to Section 9.03.  Section 9.03 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.03         Minimum Collateral Availability.  The Borrowers shall not permit the Collateral Availability at any time to be less than $2,000,000.”

10.           Special Representations and Warranties with respect to the Clinical Resource Sale.  The Borrowers hereby represent and warrant to the Agent and each Lender that (i) the assets sold by Option Care Enterprises, Inc. in connection with the Clinical Resource Sale constitute all of the assets used by Clinical Resource Network in the conduct of its business prior to the Clinical Resource Sale; (ii) the principal amount of the Clinical Resource Promissory Note represents the total amount of the Borrowers’ investment in Clinical Resource Network and no revenues or Accounts were generated by Clinical Resource Network in the conduct of its business; (iii) no Accounts or inventory were sold, leased, assigned or otherwise transferred by Option Care Enterprises, Inc. in connection with the Clinical Resource Sale and (iv) after giving effect to the Clinical Resource Sale, Clinical Resource Network no longer conducts business and does not own or hold any property or assets.

11.           Waiver with respect to Dissolution of Clinical Resource Network, Inc.  The Borrowers have informed the Agent that they wish to dissolve Clinical Resource Network.  Based upon the representations set forth in Section 10 hereof, the Agent and the Lenders hereby waive the provisions of Sections 8.02 and 10.01(e)(3) to the extent necessary to permit the Borrowers to dissolve Clinical Resource Network.

12.           Effectiveness.  This Amendment shall be not deemed effective until the Agent receives (i) the Webster Assignment duly executed by Webster Bank and (ii) duly executed copies of this Amendment from the Lenders and the Borrowers.

13.           Assignment of Clinical Resource Promissory Note.  Within 30 days after the effective date of this Amendment, Option Care Enterprises, Inc. shall deliver to the Agent an assignment of the Clinical Resource Promissory Note to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent.  Such assignment shall provide that all payments of principal and interest payable to or received by Option Care Enterprises, Inc. under the Clinical Resource Promissory Note shall be paid directly to the Agent for the benefit of the Lenders.

14.           LaSalle Blocked Account Agreement.  Within 30 days after the effective date of this Amendment, the Borrowers, LaSalle Bank National Association and the Agent shall execute and deliver a tri-party blocked account agreement in form and substance satisfactory to the Agent with respect to the bank account maintained by the Borrowers at LaSalle Bank National Association.

15.           Representations and Warranties; Events of Default.  Each Borrower hereby represents and warrants to the Agent and each Lender that to such Borrower’s knowledge:  (i) except as otherwise disclosed in the schedules attached to the Credit Agreement, all of the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment; (ii) there exists no Default or Event of Default; and (iii) no material litigation proceedings or investigations relating to any of the Borrowers are pending.

16.           Miscellaneous.

(a)           The Credit Agreement, as amended by this Amendment, and each of the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Facility Documents, nor constitute a waiver of any provision of the Facility Documents except as specifically set forth herein.

(b)           Each of the Borrowers hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Facility Documents represent the valid, enforceable and collectible obligations of each Borrower, and each Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any of the other Facility Documents.  Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens securing the Obligations, and such Liens are hereby ratified and confirmed by each Borrower in all respects.

(c)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Credit and Security Agreement to be executed and delivered by their proper and duly authorized officers as of the date first above written.

BORROWERS

OPTION CARE, INC., a Delaware corporation,
OPTION CARE, INC., a California corporation
MANAGEMENT BY INFORMATION, INC.
OPTION CARE HOME HEALTH OF CALIFORNIA, INC.
OPTION CARE OF OKLAHOMA, INC.
OPTIONET, INC.
HOME HEALTH OF OPTION CARE, INC.
OPTION CARE ENTERPRISES, INC., a
    Delaware corporation
OPTION CARE HOSPICE, INC.
OPTION CARE ENTERPRISES, INC., a
    Pennsylvania corporation
OPTION CARE OF DENVER, INC.
OPTION HOME HEALTH, INC.
OPTIONMED, INC.
EXCEL HEALTHCARE, L.L.C.
REHAB OPTIONS, INC.
NORTH COUNTY HOME I.V., INC.
SPRINGVILLE PHARMACY INFUSION
    THERAPY, INC.
INFUSION SPECIALTIES, INC.
OPTION CARE OF NEW YORK, INC.
OPTION CARE ENTERPRISES OF NEW
    YORK, INC.

By:
Name:	Richard M. Smith
Title:	President and Chief Operating Officer

By:
Name:	Joseph P. Bonaccorsi
Title:	Secretary

[Signature Page to Fifth Amendment to

Credit and Security Agreement]

OPTION CARE HOME HEALTH, L.L.C.

By:
Name:	Richard M. Smith
Title:	President and Chief Operating Officer

By:
Name:	Joseph P. Bonaccorsi
Title:	Secretary

By	Option Care Enterprises, Inc., a member

By:
Name:	Richard M. Smith
Title:	President and Chief Operating Officer

By:
Name:	Joseph P. Bonaccorsi
Title:	Secretary

CLINICAL RESOURCE NETWORK, INC.

By:
Name:	Gail Adinamis
Title:	President

By:
Name:	Joseph Bonaccorsi
Title:	Secretary

[Signature Page to Fifth Amendment to

Credit and Security Agreement]

AGENT AND LENDER:

JPMORGAN CHASE BANK, in its capacities as Administrative and Collateral Agent and Lender

By:

Name:

Title:

[Signature Page to Fifth Amendment to

Credit and Security Agreement]

ADDITIONAL LENDER:

LASALLE BANK NATIONAL ASSOCIATION

By:

Name:

Title:

[Signature Page to Fifth Amendment to

Credit and Security Agreement]

Schedule 2.01(a)

to

OPTION CARE, INC.

Credit Agreement

List of Lenders and Commitments

Name of Lender	Revolving Credit Commitment Amount	Revolving Credit Commitment Percentage
JPMorgan Chase Bank	13,333,333.34	66.6666667%

LaSalle Bank National Association	6,666,666.66	33.3333333%

Total	$20,000,000	100.0000000%